Exhibit 12(b)
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                             SUBSCRIPTION AGREEMENT
                             ----------------------


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR UNDER THE SECURITIES LAWS OF ANY STATE OR THE DISTRICT OF COLUMBIA. THESE SECURITIES ARE BEING OFFERED IN RELIANCE ON EXEMPTIONS FROM FEDERAL REGISTRATION REQUIREMENTS PROVIDED BY THE ACT, AND ON EXEMPTIONS FROM STATE REGISTRATION AND QUALIFICATION REQUIREMENTS AVAILABLE UNDER STATE LAWS AND REGULATIONS. THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE SUBSCRIBER IN THE ABSENCE OF REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     TO: Bio-Magnetic Therapy Systems, Inc. ("BMTS") a Virginia corporation

1. Subscription. The undersigned hereby irrevocably subscribes to purchase from BMTS 5,700,000 shares of the common stock of BMTS, par value $0.01 per share ("Shares") for a purchase price of US$ 0.32 per share for a total consideration of US$ 1,824,000 immediately upon the execution of this Agreement. In addition, the undersigned hereby irrevocably subscribes to purchase from BMTS 8,362,500 Shares for a purchase price of US$ 0.32 per share for a total consideration of US$ 2,676,000, immediately upon amendment of the BMTS Charter to increase the number of authorized shares to a sufficient number to allow the issuance thereof.

2. Shares Subscribed For; Method of Payment. The undersigned, by subscribing for the number of Shares indicated above agrees to pay for such Shares by wire transfer to BMTS, into an account specified by BMTS

3.   General Information.

     a.   Basic Subscriber Information:
          Name:                                  DuraVest Inc.
          Social Security or Tax ID No.:         59-2624574
          Date of Birth or Creation of Entity:   August 5, 1980

     b.   Registered Name(s) as it (they) should appear on legal documents:
          DuraVest Inc.




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     c.   Principal Office Address (other than Post Office Box):

          11 South LaSalle Street, 5th Floor
          City   Chicago State   Illinois  Zip 60603-1238
          Telephone No.:(312) 423-2763

     d.   Mailing Address (if different from above address:)

        -------------------------------------------------------------
        City __________________________ State ____________ Zip _________
        Telephone No.:(_______)_________________________________________

4.   Representations.

     In connection with the Subscriber's subscription for Shares and becoming a holder of Shares, the Subscriber hereby represents, warrants, acknowledges, covenants and agrees as follows:

     a. Analysis of Investment. The undersigned has (i) analyzed and reviewed the investment, and (ii) had an opportunity to ask questions of and receive answers from BMTS officers and directors concerning subscription, and to obtain any additional information which BMTS possesses or can acquire that is necessary to verify the accuracy of the information furnished. In particular, the Subscriber acknowledges and agrees that the Subscriber has been given access to, or has been furnished with, all material books and records of BMTS and all material contracts and documents. All questions have been answered, and all additional information has been provided, all to the full satisfaction of the undersigned.

     b. Accredited Investor. The Subscriber is an Accredited Investor as defined under Rule 501 of Regulation D of the Act

     c. Subscriber Knowledge. The undersigned has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of this investment.

     d. Suitability. The Subscriber represents and warrants that (1) Subscriber's overall commitment to investments which are not readily marketable, including this investment in the Shares, is reasonable in relation to the Subscriber's net worth, (2) the Subscriber does not anticipate that this investment will be a principal source of income, (3) the Subscriber is able to bear the substantial economic and tax risks of an investment in the Shares, and
(4) the Subscriber can afford a complete loss of the Subscriber's investment in Shares.

     e. No Other Representations. No representations or warranties, oral or otherwise, have been made to the undersigned by BMTS, or any officer, director, representative, agent, employee or affiliate of BMTS, or any other person.




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     f. Restrictions on Transfer. The undersigned understands that the undersigned must bear the economic risk of this investment for an indefinite period of time because the Shares are not registered under the Act or any state securities laws, and there is no market for the Shares.

     g. Entity Representations. The Subscriber hereby represents and warrants that (1) the Subscriber is duly organized and validly existing, and has the power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby, (2) all necessary actions have been taken, and all necessary approvals and consents have been given, to authorize the execution, delivery and performance of this Subscription Agreement by the Subscriber, (3) this Subscription Agreement has been duly executed and delivered by the Subscriber and constitutes the valid and legally binding obligation of the Subscriber, fully enforceable against the Subscriber in accordance with its terms, and (4) the execution and delivery of this Subscription Agreement by the Subscriber, and the Subscriber's performance of its obligations hereunder, will not conflict with the charter, bylaws, trust agreement or other organizational document(s) of the Subscriber, will not violate or result in default under any contract or other agreement to which the Subscriber is a party or is otherwise bound, and will not conflict with or result in a breach of any judgment, order or other decree of any court or of any governmental authority binding on the Subscriber.

     h. Acquisition for Investment. The undersigned is acquiring the Shares for which the undersigned has subscribed for the undersigned's own account for investment purposes only, and not with a view to or for the sale or other distribution thereof, in whole or in part.

     i. Risk of Loss. The Subscriber recognizes that an investment in the Shares is highly speculative and involves a substantial risk of loss of the entire investment, and involves significant and material risks.

     j. Accuracy of Representations. All of the representations, warranties, covenants, agreements, acknowledgements and information provided by the undersigned in this Subscription Agreement and any additional information and documents which the undersigned has furnished, or hereafter furnishes, with respect to the undersigned's financial position and financial, business and investment experience, qualification and authority, are true, accurate and complete in all respects as of the date hereof and as of the date of the closing at which this Subscription Agreement is accepted, and shall survive closing.

5. Further Consideration. As further consideration for this Subscription, BMTS and the undersigned acknowledge and agree that if the undersigned, acting alone, together, or with or through BMTS and others, propose to sell or otherwise transfer, directly or indirectly, more than 50% of the then outstanding Shares in a public offering, a private placement, or any transaction that would change control of BMTS, or otherwise be considered an exit from BMTS, or BMTS and/or the undersigned, acting alone or together, propose to sell or transfer, substantially all the assets of BMTS, to any person or group of persons, then Dr. Richard Markoll and Ms. Ernestine Binder-Markoll shall be entitled to participate, from time to time, in any such transactions to the extent of 17.74% (on a fully diluted basis), notwithstanding their or the undersigned's current ownership of Shares. The undersigned and BMTS shall notify Dr. Richard Markoll



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and Ms. Ernestine Binder-Markoll of any such proposed transaction and the terms thereof sufficiently in advance and with adequate detail to allow Dr. Richard Markoll and Ms. Ernestine Binder-Markoll to have sufficient time and information to make an informed decision. As used in this Section, fully diluted assumes any subsequent issuance of any BMTS securities, and the issuance and/or exercise of all options, warrants and rights to purchase BMTS securities and the conversion of all outstanding securities convertible into shares.

6. Legal Representation. The undersigned acknowledges that Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (the "Law Firm") represents BMTS and Dr. Richard Markoll and Ms. Ernestine Binder-Markoll, as well as certain affiliates of BMTS (the "Clients"). The undersigned further acknowledges that such representation may give rise to potential conflicts of interest. Upon consideration of the disclosures set forth in this Section 7, the undersigned hereby consents to the representation by the Law Firm of the Clients.

     7.   Miscellaneous.

          a. This Subscription Agreement shall be governed by and enforced, determined and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts entered into and to be performed therein, without giving effect to the principles of choice of law.

          b. This Subscription Agreement contains the entire agreement between the parties with respect to the subscription for Shares. The provisions of this Subscription Agreement may not be amended, modified or waived except by an instrument in writing signed by the party against which enforcement of the amendment, modification or waiver is sought.

         c. The headings of this Subscription Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provisions hereof. All terms and words in this Subscription Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Subscription Agreement or any paragraph or clause herein may require, as if such words had been fully and properly written in the appropriate number and gender.

         d. This Subscription Agreement shall bind and inure to the benefit of the heirs, executors, administrators, legal and personal representatives, successors and assigns of the parties hereto.

         e. The Subscriber may not transfer this Subscription Agreement, or any of the Subscriber's rights or obligations under this Subscription Agreement, without the written consent of BMTS.

         f. This Subscription Agreement shall survive the bankruptcy, insolvency, dissolution or cessation of business of the undersigned.




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         IN WITNESS WHEREOF, the undersigned, whose address is set forth above, hereby executes this Subscription Agreement as of 25th day of November, 2005.


DuraVest Inc.


By: /s/ Ogan Durel
    -------------------------------------------
         Ogan Gurel, MD


SUBSCRIPTION ACCEPTED:
Bio-Magnetic Therapy Systems, Inc.

By: /s/ Richard Markoll
    --------------------------------------------
    Richard Markoll, MD



Date: